                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): May 5, 2010

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On May 5, 2010, CSP Inc. (the "Company") issued a press release announcing its financial results for the second quarter fiscal year 2010 which ended March 31, 2010. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: May 5, 2010 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Contact: Gary Levine 99.1

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP Inc. Reports 6% Year-Over-Year Revenue Growth for Second-Quarter Fiscal 2010

Systems Segment Sales Rose 78% Year-Over-Year;

Demand Environment Improving for Service and Systems Integration Segment

BILLERICA, MA, May 5, 2010 - CSP Inc (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the second quarter of fiscal 2010 ended March 31, 2010.

For the second quarter of fiscal 2010, CSP Inc. total sales increased 6.3% to $23.9 million from $22.5 million in the second quarter of fiscal 2009. Net income for the second quarter of fiscal 2010 increased 367% to $989,000, or $0.28 per diluted share, from net income of $212,000, or $0.06 per diluted share, in the second quarter of fiscal 2009.

For the first six months of fiscal 2010, CSP Inc. sales declined 8.6% to $42.6 million from $46.6 million in the first six months of fiscal 2009. Net income for the fiscal 2010 six-month period decreased 57% to $247,000, or $0.07 per diluted share, from net income of $570,000, or $0.16 per diluted share, for the first six months of fiscal 2009.

The Company's cash and short-term investments were $12.3 million as of March 31, 2010 compared with $18.9 million for the fiscal year ended September 30, 2009. The decrease was primarily the result of a $7.4 million increase in receivables due to orders received toward the end of the quarter. CSP's cash position may vary significantly from quarter to quarter due to the high working capital requirements needed to fund large projects at both its Systems and its Services and Systems Integration segments.

Management Comments on the Quarter

"CSP reported a solid performance on both the top- and bottom-line in the second fiscal quarter, and we are encouraged by positive trends in our markets," said CSP Chairman and Chief Executive Officer Alexander R. Lupinetti. "Total revenue increased by 6% in the second quarter of fiscal 2010 compared with the same period in fiscal 2009, driven by strength at our Systems segment. Net income for the second quarter more than tripled on a year-over-year basis, primarily as a result of product mix and increased sales volume leverage."

"Our Systems segment, which focuses on very high speed digital signal processing for defense electronics applications, led our recovery during the quarter," said Lupinetti. "Much of the 78% increase in year-over-year Systems segment growth was generated by the shipment of two FastCluster 220R Multicomputer systems and related services to Raytheon for a total of $3.7 million. We continue to expect to record more than $3 million in high-margin royalty revenues in the second half of the year to provide state-of-the-art radar processing capabilities for Lockheed Martin's E2D Advanced Hawkeye intelligence, surveillance and reconnaissance (ISR) aircraft. Looking forward, we will continue to pursue new opportunities to leverage our MultiComputer technology to meet the Defense Department's next-generation ISR requirements."

"At our Service and Systems Integration business, which declined by 4% year over year, we believe that corporate IT spending has begun to slowly improve," said Lupinetti. "At the same time, pricing remains difficult and our margins continue to be pressured. A key component of our long-term strategy is to drive stronger sales of our higher-margin consulting and managed services offerings by establishing relationships with best-of-breed IT systems, software and services channel partners."

"We are cautiously optimistic as we enter the second half of fiscal 2010," said Lupinetti. "We have reported two consecutive quarters of sequential revenue growth and the sales pipelines and market trends in both of our segments appear to be positive. Longer term, we are well positioned to capitalize on higher-margin opportunities to profitably grow the Company."

Conference Call Details

CSP Chairman and Chief Executive Officer Alexander R. Lupinetti, and Chief Financial Officer Gary W. Levine will host a conference call at 10:00 a.m. (ET) today to review CSP's financial results and provide a business update. To listen to a live webcast of the call, please visit the "Investor Relations" section of the Company's website at www.cspi.com. Individuals may also listen to the call via telephone, by dialing (877) 709-8155 or (201) 689-8881. For interested parties unable to participate in the live call, an archived version of the webcast will be available for one year on CSP's website.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services for complex IT environments. MODCOMP works with third parties to develop cutting edge solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, expectations to record more than $3 million in high-margin royalty revenues in the second half of the year from Lockheed Martin, pursuing new opportunities to leverage our MultiComputer technology to meet the Defense Department's next-generation ISR requirements, expectations that corporate IT spending is improving, plans to drive stronger sales of higher-margin managed services offerings by establishing relationships with best-of-breed IT systems, software and services channel partners, and management's cautious optimism as it enters the second half of fiscal 2010. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	September 30,
	2010	2009
Assets
Current assets:
Cash and short-term investments	$12,286	$18,904
Accounts receivable, net	14,884	7,410
Inventories	6,623	5,935
Other current assets	3,376	3,617
Total current assets	37,169	35,866
Property, equipment and improvements, net	763	832
Other assets	3,810	3,788
Total assets	$41,742	$40,486

Liabilities and Shareholders' Equity
Current liabilities	$14,654	$13,157

Pension and retirement plans	7,864	8,120
Deferred income taxes	135	146
Non-current liabilities	375	368

Shareholders' equity	18,714	18,695
Total liabilities and shareholders' equity	$41,742	$40,486

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /---Three Months Ended-----/ /----Six Months Ended------/
	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2010	2009	2010	2009
Sales:
Product	$20,551	$18,711	$35,796	$37,123
Service	3,370	3,795	6,786	9,443
Total sales	23,921	22,506	42,582	46,566

Cost of Sales:
Product	15,960	15,709	29,576	31,780
Service	2,741	2,824	5,212	6,069
Total cost of sales	18,431	18,533	34,788	37,849

Gross profit	5,490	3,973	7,794	8,717

Operating expenses:
Engineering and development	430	479	902	1,018
Selling, general & administrative	3,411	3,193	6,468	6,933
Total operating expenses	3,841	3,672	7,370	7,951

Operating income	1649	301	424	766

Other income (loss), net	(16)	(25)	(36)	110

Income before income taxes	1,633	276	388	876
Provision for Income taxes	644	64	141	306

Net income	$989	$212	$247	$570

Income per share - basic	$0.28	$0.06	$0.07	$0.16
Weighted average shares outstanding - basic	3,552	3,611	3,544	3,685

Income per share - diluted	$0.28	$0.06	$0.07	$0.16
Weighted average shares outstanding - diluted	3,581	3,616	3,573	3,692

CSP INC. AND SUBSIDIARIES
UNAUDITED SEGMENT INFORMATION
(Amounts in thousands)

Service and System

Systems Integration Consolidated

    Segment Segment Segment

Three Months Ended March 31, 2010

Sales:
Product	$4,136	$16,415	$20,551
Service	432	2,938	$3,370
Total sales	4,568	19,353	23,921
Profit from operations	$1,431	$218	$1,649

Three Months Ended March 31, 2009

Sales:
Product	$2,289	$16,422	$18,711
Service	277	3,518	$3,795
Total sales	2,566	19,940	22,506
Profit from operations	$130	$171	$301

Six Months Ended March 31, 2010

Sales:
Product	$4,529	$31,267	$35,796
Service	493	6,293	$6,786
Total sales	5,022	37,560	42,582
Profit from operations	$136	$288	$424

Six Months Ended March 31, 2009

Sales:
Product	$2,548	$34,575	$37,123
Service	1,737	7,706	$9,443
Total sales	4,285	42,281	46,566
Profit (loss) from operations	($8)	$774	$766